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                                                                    Exhibit 99.1


                                      NEWS


(ONEOK, INC. LOGO)                         (NORTHERN BORDER PARTNERS, L.P. LOGO)
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ANALYST CONTACT: DAN HARRISON                     ANALYST CONTACT: JAN PELZER
918-588-7950                                      877-208-7318
MEDIA CONTACT: DAN HARRISON                       MEDIA CONTACT: BETH JENSEN
918-588-7950                                      402-492-3400


            ONEOK AND NORTHERN BORDER PARTNERS COMPLETE TRANSACTIONS,
                           ANNOUNCE MANAGEMENT CHANGES

         TULSA, Okla. -- April 6, 2006 -- ONEOK, Inc. (NYSE: OKE) and Northern Border Partners, L.P. (NYSE: NBP) today announced they have completed a series of transactions that result in ONEOK owning 100 percent of the general partner interest and 45.7 percent of Northern Border Partners.

         "With the completion of these transactions, ONEOK and the partnership are well positioned to grow," said David Kyle, ONEOK chairman, president and chief executive officer. "ONEOK will benefit from the expected growth of the partnership, both by acquisition and from internally generated projects. We firmly believe that our interests are clearly aligned with the limited partners and are very excited about the future."

         In connection with the completion of the transactions, the following management changes were announced:

         o David Kyle, ONEOK chairman, president and chief executive officer, will also serve as chairman and chief executive officer of Northern Border Partners.

         o John W. Gibson, president of ONEOK Energy Companies, will become president and chief operating officer of the partnership. William Cordes, chief executive officer of the partnership, will become president, Northern Border Pipeline, reporting to Gibson.

         o Other partnership officers include: James C. Kneale, ONEOK executive vice president -- finance and administration and chief financial officer, assumes additional responsibilities as chief financial officer of the partnership; Jerry Peters, chief financial officer of the partnership, becomes senior vice president, chief accounting officer and treasurer of the partnership; John R. Barker, ONEOK senior vice president and general counsel, assumes additional responsibilities as general counsel and secretary of the partnership; and Janet Place, general counsel of the


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ONEOK AND NORTHERN BORDER PARTNERS COMPLETE TRANSACTIONS,
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            partnership, becomes general counsel of Northern Border Pipeline, and associate general counsel and assistant secretary of the partnership.

         As previously announced, the partnership's policy committee intends to consider an increase of $0.13 to $0.15 per unit in the quarterly distributions to unit holders, which, at the indicated potential distribution level, would exceed the maximum general partner incentive distribution target. A portion of that increase could be included in the first-quarter distribution, payable in May.

         ONEOK and the partnership previously increased their 2006 earnings guidance in anticipation of the closing of these transactions. ONEOK expects its 2006 net income per diluted share to be in the range of $2.30 to $2.36. The partnership's 2006 estimated net income is expected to range from $426 million to $446 million, or $4.43 to $4.69 per unit, and includes a one-time gain of $108 million, or $1.44 per unit, on the sale of the 20 percent interest in Northern Border Pipeline. Distributable cash flow is expected to be in the range of $324 million to $344 million, or $3.96 to $4.23 per unit.

         In separate transactions completed today:

         o ONEOK, through its wholly owned subsidiary Northern Plains Natural Gas Company, purchased a TransCanada Corp. affiliate's 17.5 percent general partner interest, increasing ONEOK's ownership of the general partner interest to 100 percent. The purchase price was $40 million, less $10 million for potential expenses associated with the transfer of operating responsibility of Northern Border Pipeline Company to TransCanada.

         o ONEOK transferred to the partnership its entire gathering and processing, natural gas liquids, and pipelines and storage segments in a $3 billion transaction. ONEOK received approximately $1.35 billion in cash and 36.5 million limited partner units. The limited partner units and the related general partner interest contribution are valued at $1.65 billion. ONEOK owns approximately 37.0 million limited partner units, which when combined with its 100 percent general partner interest, increases its total ownership in the partnership to 45.7 percent.

         o The partnership sold to TC PipeLines, LP, a publicly traded partnership affiliated with TransCanada, a 20 percent interest in Northern Border Pipeline Company for approximately $300 million. The price of the 20 percent interest, along with a related share of Northern Border Pipeline's outstanding debt, totals $420 million. As a result, Northern Border Partners and TC PipeLines, LP, will each own a 50-percent interest in the pipeline, with an affiliate of TransCanada becoming operator of the pipeline in April 2007.


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         To finance the transactions, the partnership has obtained $1.1 billion,
364-day bridge-financing and renegotiated its credit revolver, expanding the facility to $750 million for a new five-year term.

         ONEOK intends to use $40 million of the $1.35 billion cash proceeds from the transactions to acquire the general partnership interest from TransCanada, with the remainder being used to reduce short-term debt, acquire other assets or repurchase ONEOK common stock.


ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. We are a leader in the gathering, processing, storage and transportation of natural gas in the mid-continent region of the U.S. and own one of the nation's premier natural gas liquids (NGL) systems, connecting much of the NGL supply in the mid-continent with two key market centers. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is the majority general partner of Northern Border Partners, L.P. (NYSE:NBP), one of the largest publicly traded limited partnerships. ONEOK is a Fortune 500 company.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

Northern Border Partners, L.P. is a publicly traded partnership whose purpose is to own, operate and acquire a diversified portfolio of energy assets. The Partnership owns and manages natural gas pipelines and is engaged in the gathering and processing of natural gas. More information can be found at http://www.northernborderpartners.com.

Some of the statements contained and incorporated in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Acts of 1995. The forward-looking statements relate to both ONEOK and Northern Border Partners, L.P. and apply to: anticipated financial performance, including anticipated operating income from the businesses ONEOK acquired on July 1, 2005, from Koch Industries, Inc. and affiliates, and the businesses to be acquired by Northern Border Partners from ONEOK in the transactions; management's plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items describing increased 2006 guidance in the preceding paragraphs, the information concerning possible or assumed future results of operations and distribution levels and other statements contained or incorporated in this press release generally identified by words such as "anticipate," "estimate," "expect," "forecast," "intend," "believe," "projection" or "goal."

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Those factors may affect operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

o actions by rating agencies concerning the credit ratings of ONEOK and Northern Border Partners;

o the effects of weather and other natural phenomenon on our operations, including energy sales and prices and demand for pipeline capacity;

o competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;

o  the capital intensive nature of our respective businesses;

o  the profitability of assets or businesses acquired by us;

o risks of marketing, trading and hedging activities as a result of changes in energy prices or the financial condition of our counterparties;


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o  economic climate and growth in the geographic areas in which we each do business;
o the uncertainty of estimates, including accruals and cost of environmental remediation;
o the timing and extent of changes in commodity prices for natural gas, natural gas liquids, electricity and crude oil;
o the effects of changes in governmental policies and regulatory actions, including changes with respect to income taxes, environmental compliance, authorized rates or recovery of gas costs;
o the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
o the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
o the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
o the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;
o risks associated with pending or possible acquisitions and dispositions, including our respective ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
o the results of administrative proceedings and litigation, regulatory actions and receipt of expected regulatory clearances involving the Oklahoma Corporation Commission, Kansas Corporation Commission, Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission;
o our respective ability to access capital at competitive rates or on terms acceptable to us;
o the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
o risks associated with adequate supply to the gathering and processing, fractionation and pipeline facilities of Northern Border Partners, including production declines which outpace new drilling;
o the risk that material weaknesses or significant deficiencies in our respective internal controls over financial reporting could emerge or that minor problems could become significant;
o  the impact of the outcome of pending and future litigation;
o the possible loss of franchises or other adverse effects caused by the actions of municipalities;
o the impact of unsold capacity on Northern Border Pipeline being greater or less than expected;
o the ability to market pipeline capacity on favorable terms, which is affected by:

   -  future demand for and prices of natural gas;
   -  competitive conditions in the overall natural gas and electricity markets;
   -  availability of supplies of Canadian and United States natural gas;
   -  availability of additional storage capacity; weather conditions; and
   - competitive developments by Canadian and U.S. natural gas transmission peers;

o orders by the FERC which are significantly different than our assumptions related to Northern Border Pipeline's November 2005 rate case;
o  performance of contractual obligations by the customers and shippers;
o the ability to recover operating costs, costs of property, plant and equipment and regulatory assets in our FERC regulated rates;
o timely receipt of approval by FERC for construction and operation of the Midwestern Gas Transmission Eastern Extension Project and required regulatory clearances;
o our ability to acquire all necessary rights-of-way and obtain agreements for interconnects in a timely manner;
o our ability to promptly obtain all necessary materials and supplies required for construction;
o the composition and quality of the natural gas we gather and process in our plants;
o the efficiency of our plants in processing natural gas and extracting natural gas liquids;
o renewal of the coal slurry pipeline transportation contract under reasonable terms and our success in completing the necessary rebuilding of the coal slurry pipeline;
o  the impact of a potential impairment charges;
o developments in the December 2, 2001, filing by Enron of a voluntary petition for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code affecting our settled claims;
o  the ability to control operating costs;
o the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
o acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers' or shippers' facilities;


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o  and the other factors listed in the reports we each have filed and may file with the Securities and Exchange Commission, which are incorporated by reference.

Other factors and assumptions not identified above were also involved in the making of forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. ONEOK and Northern Border Partners have no obligation and make no undertaking to update publicly or revise any forward-looking information.